Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-288734 on Form S-11 of our report dated March 17, 2026, relating to the financial statements of Cohen & Steers Income Opportunities REIT, Inc., appearing in the Annual Report on Form 10-K of Cohen & Steers Income Opportunities REIT, Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
March 17, 2026